REMINGTON PRODUCTS COMPANY, L.L.C.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 ($ IN MILLIONS)
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                                                                        Twelve Months Ended December 31,
                                                                        --------------------------------
                                                                            2002                 2001
                                                                        -----------           ----------
Cash flows from operating activities:
    Net Income (loss)                                                      $16.8                ($23.4)

    Adjustments to reconcile net income (loss) to net cash
    provided by (used in)operating activities:
        Depreciation & amortization                                          3.4                   5.8
        Amortization of deferred financing costs                             2.3                   2.2
        Provision for bad debt                                               1.0                   4.2
        Inventory write-down                                                 2.0                   9.5
        Deferred income taxes & other, net                                   0.8                  (2.4)
                                                                           ------               -------
                                                                            26.3                  (4.1)
        Changes in assets & liabilities:
           Accounts receivable                                               9.2                   4.0
           Inventories                                                      26.4                 (19.4)
           Accounts payable, accruals & other, net                          (3.4)                 15.2
                                                                           ------               -------
          Cash provided by (used in) operating activities                  $58.5                 ($4.3)
                                                                           ------               -------
Cash flows from investing activities:
    Capital expenditures                                                   ($2.1)                ($4.3)

Cash flows from financing activities:
    Net change in borrowings                                               (27.8)                 11.0
    Debt issuance costs and other, net                                      (0.3)                 (8.2)
                                                                           ------               -------
          Cash provided by (used in) financing activities                  (28.1)                  2.8

          Effect of exchange rate changes on cash                            0.5                  (0.4)
                                                                           ------               -------
Increase (decrease) in cash                                                 28.8                  (6.2)

Cash, beginning of year                                                      4.1                  10.3
                                                                           ------               -------
   Cash, end of period                                                     $32.9                  $4.1
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